Exhibit 99.1

TTM Technologies, Inc.	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Announces Acquisition of Assets from i3 Electronics, Inc.

Acquisition strengthens advanced technology PCB capabilities for emerging applications in the aerospace and defense end market and high end commercial customers.

Santa Ana, CA—June 13, 2019—TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today announced that it has agreed to acquire certain manufacturing and intellectual property assets from i3 Electronics, Inc. (“i3”) in order to strengthen its advanced technology PCB capabilities and IP portfolio for emerging applications in the aerospace and defense end market and high end commercial customers.

A core differentiator of the acquired technology is the ability to create very fine lines and spacing which is becoming an increasing requirement for new programs across defense and commercial end markets. This substrate-like PCB technology allows for lines and spacing down to 25 microns with 50 micron drill plated through holes. The acquired technology is an alternative approach to achieve similar lines and spacing as the modified semi-additive process (“mSAP”) we currently utilize in our mobility business. It differs from mSAP in that it is US based and used for lower volume applications such as defense and also for smaller format PCBs used in telecommunication applications.

“We are excited to add i3’s cutting edge technology to TTM’s broad base of PCB expertise in North America for deployment in both our commercial and aerospace and defense end markets,” said TTM’s CEO, Tom Edman. “We believe this transaction will allow us to address key future growth opportunities for advanced applications in the defense and commercial markets with the ultimate goal of providing differentiated technical support and value for our customers.”

The acquired assets will consist of equipment, patents and critical manufacturing know how based on i3’s technology base and pedigree along with the future addition of engineering talent all of which serve to enhance TTM’s capabilities and credentials as a global technology leader for PCB product solutions and RF components. The i3 equipment in Endicott, New York will be relocated to TTM’s Chippewa Falls, Wisconsin campus. The financial terms of the transaction have not been disclosed and will be funded from existing cash on hand.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

About i3 Electronics

i3 Electronics, Inc. (i3), with headquarters in Binghamton, NY, is a vertically integrated provider of high performance electronic solutions consisting of design and fabrication of printed circuit boards and advanced semiconductor packaging, full turnkey services for printed circuit board assembly and integrated circuits assembly and test, systems integration, cable and harness manufacturing, and world class reliability and failure analysis laboratories.

TTM Technologies, Inc.	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.